LIMITED NON-RECOURSE GUARANTY AGREEMENT

This LIMITED NON-RECOURSE GUARANTY AGREEMENT is made as of the 6th day of May, 2008, by Dean Garfinkel, having an address at c/o 90 Pratt Oval, Glen Cove, NY 11542 (the “Guarantor”), to and with Agile Opportunity Fund, LLC, a New York limited liability company (“Lender”).

WITNESSETH:

Lender has simultaneously entered into a Securities Purchase Agreement (the “Agreement”) with Compliance Systems Corporation (“Borrower”), pursuant to which Lender has purchased the Initial Debenture identified therein and may purchase the Additional Debenture identified therein pursuant to the terms thereof (collectively, the “Debentures”).

NOW, THEREFORE, in order to induce Lender to enter into the Agreement with Borrower, Guarantor agrees as follows:

1. Guarantor hereby unconditionally and irrevocably guarantees to Lender the due and punctual payment in full of all obligations of Borrower under the Debentures. The obligations and liabilities of Borrower under the Debentures are collectively referred to as the “Obligations.”

2. This Guaranty is irrevocable, continuing, indivisible and unconditional and shall remain in full force and effect regardless of, and shall not discharged, terminated, impaired or modified in any manner by reason of (a) any amendment, modification, extension or renewal of the Debentures; (b) the assertion or exercise by Lender, or the failure of Lender to assert or exercise, against Borrower any of the rights under or interest in the Debentures or any other security instruments ; (c) the existence or continuance, or discontinuance, of Borrower as a legal entity; (d) the bankruptcy, insolvency, receivership or reorganization of Borrower, or the making by Borrower of an assignment for the benefit of creditors; or (e) the acceptance, alteration, release or substitution by Lender of any security for the Obligations, whether provided by Borrower, Guarantor or any other person. This Guaranty is and shall be a direct and primary obligation of Guarantor, and may be enforced by the Lender without prior resort to Borrower or the exhaustion of any rights or remedies that Lender may have against Borrower.

3. Notwithstanding anything to the contrary herein, Guarantor’s Obligations under this Limited Guaranty Agreement are non-recourse to Guarantor and are limited only to any net proceeds received by Lender in connection with any exercise by Lender of Lender’s rights under the Stock Pledge Agreement executed by Guarantor in favor of Lender and attached as Exhibit A hereto.

4. Guarantor hereby expressly waives the following: (a) acceptance and notice of acceptance of this Guaranty by Lender; (b) notice of extension of time of the payment, performance and compliance with, or the renewal or alteration of the terms and conditions of, any Obligations; (c) notice of any demand for payment, notice of default or nonpayment as to any Obligations; (d) all other notices to which the Guarantor might otherwise be entitled in connection with the Guaranty or the Obligations; and (e) trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of, or relating in any way to, this Guaranty or the Obligations.

5. Guarantor has not and will not set up or claim any counterclaim, set-off or other objection of any kind to the suit, action or proceeding at law, in equity, or otherwise, to any demand or claim that may be instituted or made under and by virtue of this Guaranty. All remedies of Lender by reason of or under this Guaranty are separate and cumulative remedies, and it is agreed that no one of such remedies shall be deemed in exclusion of any other remedies available to Lender.

6. Guarantor represents and warrants that the Guarantor has full power and authority to execute, deliver and perform this Guaranty, and that neither the execution, delivery nor performance of this Guaranty will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound, or will result in the creation or imposition of any lien, claim or encumbrance upon any property of Guarantor.

7. This Guaranty may not be changed or terminated orally. No modification or waiver of any provision of this Guaranty shall be effective unless such modification or waiver shall be in writing and signed by Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Guarantor and Lender in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

8. This Guaranty shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to such jurisdiction’s principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within Nassau County in the State of New York.

9. This Guaranty shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

2

IN WITNESS WHEREOF, Guarantor has executed this Limited Non-Recourse Guaranty Agreement as of the 6th day of May, 2008.

/s/ Dean Garfinkel
Dean Garfinkel

Address:
90 Pratt Oval
Glen Cove, NY 11542

Telephone No.:
(516) 674-4545

Tax I.D. Number:
_____________________________

3

EXHIBIT A

FORM OF STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this "Pledge Agreement") is made as of May 6, 2008 by and between Agile Opportunity Fund, LLC, a Delaware limited liability company (the "Lender"), and the parties indicated on Schedule I hereto (each, a “Pledgor").

WITNESSETH

WHEREAS, Lender has entered into a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), with Compliance Systems Corporation, a Nevada corporation (the “Borrower”), pursuant to which Lender purchased the Initial Debenture identified therein and may purchase the Additional Debenture identified therein; and

WHEREAS, each of the Pledgors has executed a Limited Non-Recourse Guaranty Agreement and has agreed to secure the Pledgor’s obligations therein by a pledge of shares of preferred stock of the Company as set forth on Schedule I hereto (the “Pledgor Shares”); and

WHEREAS, capitalize terms not otherwise defined in this Pledge Agreement shall have the meanings assigned to such terms in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge. As collateral security for the full and timely payment of the obligations under the Debentures issued pursuant to the Securities Purchase Agreement and the Limited Non-Recourse Guaranty Agreement of even date herewith executed by Pledgors in connection therewith (the “Debenture Obligations”), each of the Pledgors hereby delivers, deposits, pledges, transfers and assigns to the Lender and grants to the Lender a security interest in all of the Pledged Shares and all certificates evidencing the Pledged Shares owned by Pledgor and identified as such on Schedule I hereto and all other instruments or documents evidencing the same now owned by the Pledgor and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares.

The Pledgors herewith deliver to the Lender the certificates evidencing the Pledged Shares together with appropriate undated security transfer powers duly executed in blank. The Pledgors agree that all certificates evidencing the Pledged Shares shall be marked with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK PLEDGE AGREEMENT DATED AS OF MAY 6, 2008 BY AND BETWEEN AGILE OPPORTUNITY FUND, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE "LENDER"), AND THE PLEDGORS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.

2. Administration of Security. The following provisions shall govern the administration of the Pledged Shares:

2.1. So long as the Pledgors are not in default in respect of any payment or any other Debenture Obligation (an “Event of Default”), the Pledgors shall be entitled to act with respect to the Pledged Shares in any manner not inconsistent with this Pledge Agreement, the Securities Purchase Agreement, the Debentures or any document or instrument delivered or to be delivered pursuant to or in connection with any of the foregoing, including, without limitation, transferring the Pledged Shares to a nominee for purposes of voting the Pledged Shares and receiving all cash distributions thereon and giving consents, waivers and ratifications in respect thereof.

2.2. If, while this Pledge Agreement is in effect, any of the Pledgors shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any certificate representing shares of stock received in connection with the exercise of any option, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or any certificate issued in connection with any reorganization), option or right, whether as a dividend or distribution in respect of, in substitution of, or in exchange for any Pledged Shares, the Pledgors agree to accept the same as the Lender's agent and to hold the same in trust on behalf of and for the benefit of the Lender and to deliver the same forthwith to the Lender in the exact form received, with the endorsement of such Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by the Lender, subject to the terms of this Pledge Agreement, as additional collateral security for the Debenture Obligations. Notwithstanding the foregoing, it is agreed that each of the Pledgors may exercise any option or right received as contemplated in the preceding sentence, and the Lender will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from the Pledgor, and the securities received upon such exercise of any such option or right shall thereafter be held by the Pledgor or the Lender as contemplated by the preceding sentence.

2.3. Each of the Pledgors shall immediately upon request by the Lender and in confirmation of the security interests hereby created, execute and deliver to the Lender such further instruments, deeds, transfers, assurances and agreements, in form and substance as the Lender shall reasonably request, including any financing statements and amendments thereto, or any other documents, as required under New York law and any other applicable law to protect the security interests created hereunder.

2.4. Subject to any sale by the Lender or other disposition by the Lender of the Pledged Shares or other property pursuant to this Pledge Agreement and subject to Sections 5 and 6 herein, the Pledged Shares shall be returned to the Pledgors upon payment in full of the Debenture Obligations or the conversion in full of the Initial Debenture and, if issued, the Additional Debenture into Common Stock.

3. Remedies in Case of an Event of Default.

3.1. In case an Event of Default shall have occurred and be continuing, the Lender shall have in each case all of the remedies of a secured party under the Nevada Uniform Commercial Code, and, without limiting the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Pledged Shares, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Shares may be listed, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that the Lender shall give ten days' notice to the Pledgors of the time and place of any sale pursuant to this Section 3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Lender shall, in its sole discretion, determine, the Pledgors hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Lender may bid for and purchase the whole or any part of the Pledged Shares so sold free from any such right or equity of redemption. The Lender shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in enforcing its rights under the Debenture or this Pledge Agreement, second to the payment of accrued and unpaid interest on the Debenture and third to the payment of unpaid principal of the Debenture, and the Pledgors shall continue to be liable for any deficiency. All sales of Pledged Shares shall be in a pro rata basis amongst the Pledged Shares owned by each of the Pledgors as set forth on Schedule I.

3.2. The Pledgors recognize that the Lender may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or in the rules and regulations promulgated thereunder or in applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors understand that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Shares were sold at public sale, and agrees that the Lender has no obligation to delay the sale of the Pledged Shares for the period of time necessary to permit the registration of the Pledged Shares for public sale under the Securities Act and under applicable state securities laws. The Pledgors agree that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

3.3. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Lender pursuant to this Section 3 of the Pledged Shares, each of the Pledgors will execute all such applications and other instruments as may be reasonably required in connection with securing any such consent, approval or authorization, and will otherwise use the Pledgor’s best efforts to secure the same.

3.4. Neither failure nor delay on the part of the Lender to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4. Pledgors' Obligations Not Affected. The obligations of the Pledgors under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of, or addition or supplement to, the Securities Purchase Agreement or the Debentures, or any assignment or transfer of any thereof; (b) any exercise or non-exercise by the Lender of any right, remedy, power or privilege under or in respect of this Pledge Agreement, the Securities Purchase Agreement or the Debentures, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Pledge Agreement, the Securities Purchase Agreement or the Debentures, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Lender, whether or not the Pledgors shall have notice or knowledge of any of the foregoing.

5. Transfer by Pledgors. Each of the Pledgors will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Shares or any interest therein. Notwithstanding the foregoing, the Pledgors shall have the right to convert into Common Stock such number of Pledged Shares identified on Schedule I so as to allow each of the Pledgors to sell up to 125,000 shares of Common Stock per month through June 30, 2009, provided that such shares of Common Stock are sold at a price not less than $0.05 per share.

6. Attorney-in-Fact. The Lender is hereby appointed the attorney-in-fact of the Pledgors and the Pledgors' transferees for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Lender reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3.3 herein, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

7. Termination. Upon payment in full of the Debenture Obligations or the conversion of all outstanding amounts due under the Initial Debenture and, if issued, the Additional Debenture into Common Stock in accordance with the terms of the Debentures, and upon the Company’s due performance of and compliance with all the provisions of the Debentures, this Pledge Agreement shall terminate and the Pledgors shall be entitled to the return of such of the Pledged Shares as have not theretofore been sold, released or otherwise applied pursuant to the provisions of this Pledge Agreement.

8. Notices. Any demand upon or notice to a party hereunder shall be effective when delivered by hand, against written receipt therefor, two business days following the business day on which it is properly deposited in the mails, postage prepaid, certified or registered mail, return receipt requested, or one business day following deposit with an overnight courier, in each case addressed to such party at the address shown below or such other address as the party may advise the other party in writing:

If to Lender:	Agile Opportunity Fund, LLC
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747

With a copy to:	Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road
Mineola, NY 11501
Attn: Alan C. Ederer, Esq.

If to a Pledgor:	At the Address of such Pledgor as set
forth below the Pledgor’s name on the
signature page to this Pledge Agreement

With a copy to:	Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attn: Dennis C. O’Rourke, Esq.

9. Binding Effect, Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and, except as provided below, nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Pledge Agreement.

10. Miscellaneous. The Lender and its assigns shall have no obligation in respect of the Pledged Shares, except to hold and dispose of the same in accordance with the terms of this Pledge Agreement. Neither this Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Pledge Agreement shall be binding upon the heirs, representatives, successors and permitted assigns of the Pledgors. The captions in this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. This Pledge Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Pledge Agreement to be executed as of the date first above written.

THE LENDER:	AGILE OPPORTUNITY FUND, LLC

By: Agile Investments, LLC

By:______________________________
David Propis
Managing Member

THE PLEDGORS:	_________________________________
Name: Barry Brookstein
Address: 90 Pratt Oval
Glen Cove, New York 11542

_________________________________
Name: Dean Garfinkel
Address: 90 Pratt Oval
Glen Cove, New York 11542

SPIRITS MANAGEMENT INC.

By:_______________________________
Name: Barry Brookstein
Address: 780 New York Avenue - Suite A
Huntington, New York 11743

SCHEDULE I

	Number of Shares of	Certificate Number
Name of Preferred Stockholder	Preferred Stock Pledged	Evidencing the Pledged Shares

Barry Brookstein	Series A Preferred
	Stock - 200,000 shares	AP5 1006

Spirit Management Inc.	Series B Preferred
	Stock - 750,000 shares	BPS 2001

Barry Brookstein	Series B Preferred
	Stock - 500,000 shares	BPS 2002

Barry Brookstein	Series C Preferred
	Stock - 65,000 shares	CPS 3001

Series C Preferred
	Stock - 341,992 shares	CPS 3011

Spirits Management Inc.	Series C Preferred
	Stock - 288,851 shares	CPS 3005

Series C Preferred
	Stock - 161,750 shares	CPS 3010

Dean Garfinkel	Series C Preferred
	Stock - 161,750 shares	CPS 3006

Series C Preferred
	Stock - 250,000 shares	CPS 3007

Series C Preferred
	Stock - 55,000 shares	CPS 3008